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                                                                    Exhibit 21

        Subsidiaries of Varian Semiconductor Equipment Associates, Inc.

The Registrant currently has no subsidiaries; on or prior to the Distribution, the Registrant will have the following subsidiaries:

                                                                Country of
Subsidiaries                                                    Organization
------------                                                    ------------

Varian Semiconductor Equipment Associates Asia, Ltd.          USA, DE
Varian Japan Holdings Ltd.                                    USA, DE
Varian Semiconductor Equipment Associates Pacific, Inc.       USA, DE
Varian Semiconductor Equipment Associates China, Ltd.         USA, DE
Varian Semiconductor Equipment Associates International, Inc. USA, DE
Varian Semiconductor Equipment Associates S.A.S.              France
Varian Semiconductor Equipment Associates GmbH                Germany
Varian Semiconductor Equipment Associates Italy S.r.l.        Italy
Varian Semiconductor Equipment Associates Japan K.K.          Japan, and USA, DE
Varian Korea, Ltd.                                            Korea
Varian Semiconductor Equipment Associates Europe B.V.         Netherlands
Varian Semiconductor Equipment Associates UK Limited          United Kingdom


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*To be merged or dissolved